Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Record Results for Fiscal Year 2014

Non-GAAP Net Revenue Grew 97% to $2.414 Billion

Non-GAAP Net Income Increased to $4.26 Per Diluted Share

Company Provides Strong Financial Outlook for Fiscal Year 2015

New York, NY — May 13, 2014 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong financial results for its fourth quarter and record results for its fiscal year 2014, ended March 31, 2014.  In addition, the Company provided its initial financial outlook for its first quarter and fiscal year 2015.

Fiscal Fourth Quarter 2014

GAAP Financial Results

For fiscal fourth quarter 2014, GAAP net revenue was $195.2 million, as compared to $299.5 million for fiscal fourth quarter 2013, which had benefited from the release of BioShock® Infinite.  GAAP net loss from continuing operations was $30.8 million, or $0.40 per diluted share, as compared to net income from continuing operations of $21.2 million, or $0.23 per diluted share, for the year-ago period.  As of March 31, 2014, the Company had cash and cash equivalents of $935.4 million.

Non-GAAP Financial Results

For fiscal fourth quarter 2014, Non-GAAP net revenue was $233.2 million, as compared to $303.1 million for fiscal fourth quarter 2013.  Non-GAAP net income was $21.5 million, or $0.21 per diluted share, as compared to $42.9 million, or $0.38 per diluted share, for the year-ago period.

The largest contributors to net revenue in fiscal fourth quarter 2014 were NBA® 2K14, Grand Theft Auto V®, Grand Theft Auto Online, Borderlands® 2 and BioShock Infinite.  Non-GAAP net revenue from digitally-delivered content grew 51% year-over-year to $122.3 million, led by the Grand Theft Auto series, the NBA 2K franchise and offerings for Borderlands 2.  Catalog sales accounted for $75.7 million of Non-GAAP net revenue led by offerings for Borderlands 2, BioShock Infinite, the Grand Theft Auto series and Sid Meier’s Civilization® V.

Fiscal Year 2014

GAAP Financial Results

For fiscal year 2014, GAAP net revenue grew 94% to a record $2.351 billion, as compared to $1.214 billion for fiscal year 2013.  GAAP net income from continuing operations increased to a record $361.7 million, or $3.20 per diluted share, as compared to a net loss from continuing operations of $31.2 million, or $0.36 per diluted share, for the prior fiscal year.

Non-GAAP Financial Results

For fiscal year 2014, Non-GAAP net revenue grew 97% to a record $2.414 billion, as compared to $1.222 billion for fiscal year 2013.  Non-GAAP net income increased to a record $510.7 million, or $4.26 per diluted share, as compared to $33.1 million, or $0.36 per diluted share, for the prior fiscal year.

The largest contributors to net revenue in fiscal year 2014 were Grand Theft Auto V, NBA 2K14, Borderlands 2, WWE® 2K14, Grand Theft Auto IV, Grand Theft Auto Online, BioShock Infinite and offerings for Sid Meier’s Civilization V.  Non-GAAP net revenue from digitally-delivered content grew 65% year-over-year to a record $435.1 million, led by offerings for the Grand Theft Auto series, Borderlands 2, the NBA 2K franchise, Sid Meier’s Civilization V and BioShock Infinite.

Management Comments

“During fiscal 2014, Take-Two set new records for both our Company and the entertainment industry,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Rockstar Games’ Grand Theft Auto V reached $1 billion in sales faster than any entertainment release in history, NBA 2K14 enjoyed the franchise’s strongest launch, Borderlands 2 became 2K’s top-selling title, and our digitally-delivered revenue grew to its highest level ever.  As a result, we delivered record revenue, earnings and cash flow for our shareholders.

“Over the past several years, Take-Two has been transformed into a financially strong, global interactive entertainment company with numerous successful franchises across a variety of genres.  We also have complemented the Company’s core business with growing profits from recurrent consumer spending, including add-on content, virtual currency and online gaming.  The evolution of Take-Two is reflected in our strong profit outlook for fiscal 2015 and expectation for continued Non-GAAP profitability every year for the foreseeable future.”

Business and Product Highlights

Since January 1, 2014:

•                  Take-Two was the top console and handheld video game publisher of 2013 in North America and Latin America.*

Rockstar Games:

•                  Grand Theft Auto V was the best-selling console video game of 2013 in North America, Latin America and Europe combined.**  To date, Grand Theft Auto V has sold-in more than 33 million units.

•                  Released several updates for Grand Theft Auto Online, including The Business Update, which provided a suite of new vehicles, weapons and character customizations; The High Life Update, featuring high-end properties, more new vehicles and an array of new Jobs; and The Valentine’s Day Massacre Special, which offered limited-edition 1920’s gangster-themed content.

•                  Released Grand Theft Auto: San Andreas for select Android, Kindle and Windows Phone devices.

2K:

•                  Released XCOM®: Enemy Unknown — The Complete Edition for PC and Mac, which includes the original 2012 Game of the Year award-winning title plus the critically acclaimed expansion, XCOM: Enemy Within, along with all of the released add-on content in one package.

•                  Released Sid Meier’s Civilization V: The Complete Edition for PC, which includes the original 2010 Game of the Year award-winning strategy title plus the two critically-acclaimed expansion packs, Gods & Kings and Brave New World, and all of the released add-on content in one package.

•                  Announced that Oklahoma City Thunder superstar, four-time NBA scoring champion, and recently crowned 2014 NBA Most Valuable Player, Kevin Durant, will make his solo cover debut on NBA 2K15, the next installment of the top-selling and top-rated NBA video game simulation franchise.***  NBA 2K15 is planned for launch on October 7, 2014 in North America and October 10, 2014 internationally on the PS3, PS4, Xbox 360, Xbox One and PC.

•                  Announced that Sid Meier’s Civilization: Beyond Earth™, a new science fiction-themed entry in the award-winning Civilization franchise, is currently in development by Firaxis Games and is planned for release this fall for PC, Mac and Linux.

•                  Announced that Borderlands: The Pre-Sequel™, an all-new standalone Borderlands game set in between the award-winning Borderlands and Borderlands 2, is currently in co-development by Gearbox Software and 2K Australia and is planned for launch this fall on the Xbox 360, PS3 and PC.

•                  Announced that Evolve™ is planned for launch on the Xbox One, PS4 and PC in fall 2014.  Developed by Turtle Rock Studios, the renowned creators of Left 4 Dead, Evolve is an all-new shooter that blends cooperative and competitive multiplayer experiences.

* Based on dollar-value of retail sales, according to data from The NPD Group’s Retail Tracking Service and International Development Group.

** According to data from The NPD Group’s Retail Tracking Service, International Development Group, and GfK Chart-Track.

*** According to 2008 - 2014 Metacritic.com and The NPD Group estimates of U.S. retail video game sales through March 2014.

Financial Outlook for Fiscal 2015

Take-Two is providing its initial financial outlook for its fiscal first quarter ending June 30, 2014 and fiscal year ending March 31, 2015 as follows:

	First Quarter Ending 6/30/2014	Fiscal Year Ending 3/31/2015

Non-GAAP Net Revenue	$120 to $135 Million	$1.35 to $1.45 Billion

Non-GAAP net income (loss) per diluted share	($0.35) to ($0.25)	$0.80 to $1.05

Net effect from deferral in net revenues and related cost of goods sold	$0.10	$0.00

Stock-based compensation expense per share (1)	$0.09	$0.29

Business reorganization, restructuring and related expenses	$0.01	$0.01

Non-cash amortization of discount on convertible notes per share	$0.05	$0.13

Non-cash tax expense per share	$0.01	$0.02

(1)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 1.8 million restricted shares previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook, which includes both announced and unannounced releases; continued consumer acceptance of the Xbox One and PS4; the ability to develop and publish products that capture market share for these next-generation systems while continuing to leverage opportunities on the Xbox 360, PS3 and PC; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since January 1, 2014:

Label	Title	Platforms	Release Date
2K	WWE 2K14: WWE Legends and Creations Pack (DLC)	Xbox 360, PS3	January 7, 2014

Rockstar Games	Grand Theft Auto: San Andreas	Android, Kindle	January 7, 2014
Rockstar Games	Grand Theft Auto: San Andreas	Windows Phone	January 27, 2014
2K	Sid Meier’s Civilization V: The Complete Edition	PC	February 4, 2014
2K	Borderlands 2 & Dishonored™ Bundle	Xbox 360, PS3	February 11, 2014
2K	The Elder Scrolls® V: Skyrim & BioShock Infinite Bundle	Xbox 360, PS3	February 11, 2014
2K	Borderlands 2 Headhunter 4: Mad Moxxi Wedding Day Massacre (DLC)	Xbox 360, PS3, Windows PC, Mac	February 11, 2014
2K	XCOM: Enemy Unknown: The Complete Edition	PC, Mac	March 4, 2014*
2K	BioShock Infinite: Burial at Sea — Episode 2 (DLC)	Xbox 360, PS3, PC	March 25, 2014
2K	Borderlands 2 Headhunter 5: Sir Hamerlock Versus the Son of Crawmermax (DLC)	Xbox 360, PS3, Windows PC, Mac	April 15, 2014
2K	XCOM: Enemy Unknown	Android Devices	April 24, 2014

*North American release date; international release date typically follows three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	NBA 2K15	Xbox 360, Xbox One, PS3, PS4, PC	October 7, 2014*
2K	Borderlands: The Pre-Sequel	Xbox 360, PS3, Windows PC	Fall 2014
2K	Sid Meier’s Civilization: Beyond Earth	Windows PC, Mac, Linux	Fall 2014
2K	Evolve	Xbox One, PS4, PC	Fall 2014
2K	WWE 2K15	TBA	Fiscal 2015

*North American release date; international release date typically follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the impact of certain items as follows:

•                  Net effect from deferral in net revenues and related cost of goods sold - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non-GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Loss on extinguishment of debt — the Company recorded a loss on extinguishment of debt as a result of settling its 4.375% Convertible Notes in August 2013.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe this loss reflects the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude this loss from its Non-GAAP financial measures.

•                  Gain on convertible note hedge and warrants, net — the Company entered into unwind agreements with respect to its convertible note hedge and warrant transactions.  As a result of the unwind agreements, these transactions were accounted for as derivatives whereby gains and losses resulting from changes in the fair value were reported in gain on convertible note hedge and warrants, net.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe these gains and losses reflect the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude these gains and losses from its Non-GAAP financial measures.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

•                  Discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures.  As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance.  Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations.  Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, in the section entitled “Risk Factors,” the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com.  All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2014	2013	2014	2013

Net revenue	$195,208	$299,487	$2,350,568	$1,214,483

Cost of goods sold:
Internal royalties	28,233	15,463	538,604	24,724
Product costs	39,022	71,479	477,861	316,072
Software development costs and royalties	28,299	57,576	333,450	317,756
Licenses	12,734	9,802	64,412	57,285
Total cost of goods sold	108,288	154,320	1,414,327	715,837

Gross profit	86,920	145,167	936,241	498,646

Selling and marketing	27,577	51,747	240,996	257,329
General and administrative	50,773	40,369	161,374	147,260
Research and development	28,632	21,183	105,256	78,184
Depreciation and amortization	3,522	2,806	13,359	10,634
Total operating expenses	110,504	116,105	520,985	493,407
(Loss) income from operations	(23,584)	29,062	415,256	5,239
Interest and other, net	(7,535)	(7,789)	(33,553)	(31,351)
Loss on extinguishment of debt	—	—	(9,014)	—
Gain on convertible note hedge and warrants, net	—	—	3,461	—
(Loss) income from continuing operations before income taxes	(31,119)	21,273	376,150	(26,112)
(Benefit) provision for income taxes	(345)	103	14,459	5,050
(Loss) income from continuing operations	(30,774)	21,170	361,691	(31,162)
(Loss) income from discontinued operations, net of taxes	(13)	1,303	(86)	1,671
Net (loss) income	$(30,787)	$22,473	$361,605	$(29,491)

Earnings (loss) per share:
Continuing operations	$(0.40)	$0.23	$3.79	$(0.36)
Discontinued operations	—	0.01	—	0.02
Basic earnings (loss) per share	$(0.40)	$0.24	$3.79	$(0.34)

Continuing operations	$(0.40)	$0.23	$3.20	$(0.36)
Discontinued operations	—	0.01	—	0.02
Diluted earnings (loss) per share	$(0.40)	$0.24	$3.20	$(0.34)

Weighted average shares outstanding:
Basic	77,000	93,698	95,347	85,581
Diluted	77,000	93,698	124,710	85,581

Computation of Basic EPS:
Net (loss) income	$(30,787)	$22,473	$361,605	$(29,491)
Less: net income allocated to participating securities	—	(1,804)	(41,065)	—
Net (loss) income for basic EPS calculation	$(30,787)	$20,669	$320,540	$(29,491)

Total weighted average shares outstanding - basic	77,000	93,698	95,347	85,581
Less: weighted average participating shares outstanding	—	(7,521)	(10,828)	—
Weighted average common shares outstanding - basic	77,000	86,177	84,519	85,581

Basic EPS	$(0.40)	$0.24	$3.79	$(0.34)

Computation of Diluted EPS:
Net (loss) income	$(30,787)	$22,473	$361,605	$(29,491)
Less: net income allocated to participating securities	—	(1,804)	(31,397)	—
Add: interest expense, net of tax, on Convertible Notes	—	—	33,718	—
Net (loss) income for diluted EPS calculation	$(30,787)	$20,669	$363,926	$(29,491)

Weighted average shares outstanding - basic	77,000	86,177	84,519	85,581
Add: dilutive effect of common stock equivalents	—	—	29,363	—
Weighted average common shares outstanding - diluted	77,000	86,177	113,882	85,581

Diluted EPS	$(0.40)	$0.24	$3.20	$(0.34)

	Three months ended March 31,		Twelve months ended March 31,
OTHER INFORMATION	2014	2013	2014	2013

Geographic revenue mix
United States	57%	60%	47%	59%
International	43%	40%	53%	41%

Platform revenue mix
Console	79%	80%	92%	80%
PC and other	21%	19%	8%	18%
Handheld	0%	1%	0%	2%

Net revenue by distribution channel:
Physical retail and other	57%	74%	84%	79%
Digital online	43%	26%	16%	21%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	March 31,
	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$935,400	$402,502
Restricted cash	193,839	7,489
Accounts receivable, net of allowances of $75,518 and $64,081 at March 31, 2014 and 2013, respectively	53,143	189,596
Inventory	29,780	30,218
Software development costs and licenses	116,203	198,955
Prepaid expenses and other	71,075	37,392
Total current assets	1,399,440	866,152

Fixed assets, net	42,572	25,362
Software development costs and licenses, net of current portion	109,506	95,241
Goodwill	226,705	225,992
Other intangibles, net	5,113	8,827
Other assets	16,294	56,265
Total assets	$1,799,630	$1,277,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,452	$79,932
Accrued expenses and other current liabilities	396,617	228,916
Deferred revenue	61,195	26,919
Liabilities of discontinued operations	556	1,232
Total current liabilities	474,820	336,999

Long-term debt	454,031	335,202
Other long-term liabilities	68,973	17,087
Liabilities of discontinued operations, net of current portion	—	556
Total liabilities	997,824	689,844
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 105,156 and 93,743 shares issued and 88,918 and 93,743 outstanding at March 31, 2014 and March 31, 2013, respectively	1,052	937
Additional paid-in capital	954,699	832,460
Treasury stock, at cost (16,238 common shares at March 31, 2014)	(276,836)	—
Retained earnings (accumulated deficit)	120,775	(240,830)
Accumulated other comprehensive income (loss)	2,116	(4,572)
Total stockholders’ equity	801,806	587,995
Total liabilities and stockholders’ equity	$1,799,630	$1,277,839

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve months ended March 31,
	2014	2013

Operating activities:
Net income (loss)	$361,605	$(29,491)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	265,533	230,748
Depreciation and amortization	13,359	10,634
Loss (income) from discontinued operations	86	(1,671)
Amortization and impairment of intellectual property	3,558	7,000
Stock-based compensation	78,118	35,765
Deferred income taxes	(19,036)	(841)
Amortization of discount on Convertible Notes	22,801	18,862
Amortization of debt issuance costs	1,947	2,021
Loss on extinguishment of debt	9,014	—
Gain on convertible note hedge and warrants, net	(3,461)	—
Other, net	(208)	778
Changes in assets and liabilities, net of effect from purchases of businesses:
Restricted cash	(186,350)	8,975
Accounts receivable	136,453	(144,561)
Inventory	438	(7,741)
Software development costs and licenses	(192,357)	(216,893)
Prepaid expenses, other current and other non-current assets	(18,424)	(14,669)
Deferred revenue	34,276	13,055
Accounts payable, accrued expenses and other liabilities	194,228	83,734
Net cash used in discontinued operations	(1,318)	(272)
Net cash provided by (used in) operating activities	700,262	(4,567)

Investing activities:
Purchase of fixed assets	(29,813)	(16,820)
Payments in connection with business combinations, net of cash acquired	(1,000)	—
Net cash used in investing activities	(30,813)	(16,820)

Financing activities:
Repurchase of common stock	(276,836)	—
Proceeds from issuance of 1.00% Convertible Notes	283,188	—
Payment for extinguishment of 4.375% Convertible Notes	(165,999)	—
Proceeds from termination of convertible note hedge transactions	84,429	—
Payment for termination of convertible note warrant transactions	(55,651)	—
Payment of debt issuance costs	(2,815)	—
Net cash used in financing activities	(133,684)	—

Effects of foreign exchange rates on cash and cash equivalents	(2,867)	3,610

Net increase (decrease) in cash and cash equivalents	532,898	(17,777)
Cash and cash equivalents, beginning of period	402,502	420,279
Cash and cash equivalents, end of period	$935,400	$402,502

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2014	2013	2014	2013

Net Revenues
GAAP Net Revenues	$195,208	$299,487	$2,350,568	$1,214,483
Net effect from deferral in net revenues	37,947	3,641	63,152	7,824
Non-GAAP Net Revenues	$233,155	$303,128	$2,413,720	$1,222,307

Digital Online Revenues (included in Net Revenues above)
GAAP Digital Online Revenues	$84,391	$77,138	$371,970	$256,128
Net effect from deferral in digital online revenues	37,947	3,641	63,152	7,824
Non-GAAP Digital Online Revenues	$122,338	$80,779	$435,122	$263,952

Gross Profit
GAAP Gross Profit	$86,920	$145,167	$936,241	$498,646
Net effect from deferral in net revenues and related cost of goods sold	23,442	3,109	36,179	6,720
Stock-based compensation	948	2,026	30,124	10,060
Non-GAAP Gross Profit	$111,310	$150,302	$1,002,544	$515,426

Income from Operations
GAAP (Loss) Income from Operations	$(23,584)	$29,062	$415,256	$5,239
Net effect from deferral in net revenues and related cost of goods sold	23,442	3,109	36,179	6,720
Stock-based compensation	20,524	12,987	78,118	35,765
Business reorganization, restructuring and related	2,560	116	4,490	874
Non-GAAP Income from Operations	$22,942	$45,274	$534,043	$48,598

Net Income (Loss)
GAAP Net (Loss) Income	$(30,787)	$22,473	$361,605	$(29,491)
Net effect from deferral in net revenues and related cost of goods sold	23,442	3,109	36,179	6,720
Stock-based compensation	20,524	12,987	78,118	35,765
Business reorganization, restructuring and related	2,560	116	4,490	874
Non-cash amortization of discount on Convertible Notes	5,294	4,891	22,801	18,862
Loss on extinguishment of debt	—	—	9,014	—
Gain on convertible note hedge and warrants, net	—	—	(3,461)	—
Non-cash tax expense	447	582	1,890	2,020
Discontinued operations	13	(1,303)	86	(1,671)
Non-GAAP Net Income	$21,493	$42,855	$510,722	$33,079

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.40)	$0.24	$3.20	$(0.34)
Non-GAAP earnings per share	$0.21	$0.38	$4.26	$0.36

Number of diluted shares used in computation
GAAP	77,000	93,698	124,710	85,581
Non-GAAP	115,627	119,719	122,608	92,292

Computation of Diluted GAAP EPS:
Net (loss) income	$(30,787)	$22,473	$361,605	$(29,491)
Less: net income allocated to participating securities	—	(1,804)	(31,397)	—
Add: interest expense, net of tax, on Convertible Notes	—	—	33,718	—
Net (loss) income for diluted EPS calculation	$(30,787)	$20,669	$363,926	$(29,491)

Total weighted average shares outstanding - basic	77,000	93,698	95,347	85,581
Add: dilutive effect of common stock equivalents	—	—	29,363	—
Total weighted average shares outstanding - diluted	77,000	93,698	124,710	85,581
Less: weighted average participating shares outstanding	—	(7,521)	(10,828)	—
Weighted average common shares outstanding - diluted	77,000	86,177	113,882	85,581

Diluted EPS	$(0.40)	$0.24	$3.20	$(0.34)

Computation of Diluted Non-GAAP EPS:
Net income	$21,493	$42,855	$510,722	$33,079
Less: net income allocated to participating securities	(2,224)	(3,440)	(45,104)	(2,405)
Add: interest expense, net of tax, on Convertible Notes	2,204	3,058	10,917	—
Net income for diluted EPS calculation	$21,473	$42,473	$476,535	$30,674

Total weighted average shares outstanding - basic	88,964	93,698	96,043	92,292
Add: dilutive effect of common stock equivalents	26,663	26,021	26,565	—
Total weighted average shares outstanding - diluted	115,627	119,719	122,608	92,292
Less: weighted average participating shares outstanding	(11,964)	(7,521)	(10,828)	(6,711)
Weighted average common shares outstanding - diluted	103,663	112,198	111,780	85,581

Diluted EPS	$0.21	$0.38	$4.26	$0.36